UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 3, 2019

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2019, PRGX Global, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Kurt J. Abkemeier as the Company’s Chief Financial Officer, Treasurer and Controller effective as of January 3, 2019. Peter Limeri, who was serving on an interim basis as the Company’s Chief Financial Officer, Treasurer and Controller, will remain with the Company until the end of January.

Appointment of Kurt Abkemeier as Chief Financial Officer, Treasurer and Controller

On January 3, 2019, the Board appointed Kurt J. Abkemeier as the Company’s Chief Financial Officer, Treasurer and Controller. Mr. Abkemeier has over 25 years of financial experience, including his service as the Chief Financial Officer of Fidelis Cybersecurity, Inc., a private equity-owned global cybersecurity software and cloud-based service provider, from July 2017 to December 2018; Progress Software, Inc., a publicly traded global enterprise software company, from September 2016 to April 2017; and Inteliquent, Inc., a wholesale telecommunications company, from January 2014 to September 2016. Prior to Inteliquent, Mr. Abkemeier served as the Vice President of Finance and Treasurer of Cbeyond, Inc., a publicly traded provider of telecommunications and technology solutions, from June 2005 to March 2012. Mr. Abkemeier held leadership and senior financial positions with a number of other companies and began his career as a senior sell-side research analyst at J.P. Morgan & Co. Mr. Abkemeier holds a Bachelor of Science degree in applied economics from Cornell University and is a certified financial analyst.

There are no family relationships between Mr. Abkemeier and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement with Kurt Abkemeier

In connection with his employment by the Company, on January 3, 2019, the Company entered into an employment agreement with Mr. Abkemeier (the “Employment Agreement”). The material terms of his Employment Agreement are as follows:

1. Term. The Employment Agreement provides for a term of one year ending on January 3, 2020, which will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least 30 days prior to the end of the original term or any additional one-year renewal term of its intention not to extend the Employment Agreement.

2. Compensation. Mr. Abkemeier will receive an annual base salary of $350,000 and will be eligible for an annual incentive bonus (at target equal to 65% of his annual base salary and at a maximum of not less than 130% of his annual base salary), based on the achievement of certain performance objectives set each year by the Company’s Compensation Committee. Mr. Abkemeier will also be eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee may determine. The Employment Agreement also provides for standard expense reimbursement, housing and relocation reimbursements up to a maximum aggregate amount of $45,000, paid time off, and other standard executive benefits.

3. Initial Equity Awards. Under the terms of the Employment Agreement, on January 3, 2019, the Company granted equity awards to Mr. Abkemeier consisting of an aggregate of 100,000 stock options (the “Stock Options”), 32,000 shares of restricted stock (the “Restricted Stock”), and 12,000 performance-based restricted stock units (the “Initial PBUs” and, together with the Stock Options and the Restricted Stock, the “Initial Equity Awards”). Additionally, the Company will grant Mr. Abkemeier, effective as of the date of the

Company’s 2019 annual grant of equity to the Company’s other executive officer direct reports to the Chief Executive Officer, 24,000 PBUs (the “2019 PBUs”). The grant of the Initial Equity Awards and the 2019 PBUs were approved by the Company’s Compensation Committee. All of the Stock Options have a seven-year term. The Stock Options will vest and become exercisable in three equal installments on each of January 3, 2020, January 3, 2021, and January 3, 2022, and have an exercise price equal to $8.96. The Restricted Stock will vest and become non-forfeitable in three equal installments on each of January 3, 2020, January 3, 2021, and January 3, 2022. The Initial PBUs will vest and become payable on substantially the same terms as the PBUs previously granted to the Company’s executive officers on May 29, 2018, and the 2019 PBUs will vest and become payable on substantially the same terms as the PBUs that will be granted to the Company’s other executive officer direct reports to the Chief Executive Officer as part of the 2019 annual equity awards. In addition, all or a portion of the Initial Equity Awards and the 2019 PBUs will vest upon the occurrence of certain other events including the termination of Mr. Abkemeier by the Company without Cause or by Mr. Abkemeier for Good Reason (as such terms are defined in the Employment Agreement) as discussed in more detail below.

4. Post-Termination Benefits.

(a) No Change of Control. If Mr. Abkemeier, other than within two years after a Change of Control (as defined in the Employment Agreement), (x) terminates his employment for Good Reason (as defined in the Employment Agreement), (y) has his employment terminated by the Company without Cause (as defined in the Employment Agreement), or (z) terminates his employment upon the Company’s failure to renew the Employment Agreement, then he is entitled to the following: (i) payment of his annual base salary for the period equal to the greater of one year or the sum of four weeks for each full year of continuous service Mr. Abkemeier has with the Company (the “Severance Period”); (ii) payment of any actual earned full-year bonus (pro-rated) for the year in which Mr. Abkemeier’s employment termination occurs; (iii) continuation of health care plan coverage at active employee rates for the Severance Period; (iv) payment of accrued obligations; (v) vesting of a prorated number of Mr. Abkemeier’s outstanding unvested options, restricted stock and other equity-based awards that would have vested solely based on his continued employment through the first applicable vesting date immediately following the date of termination of Mr. Abkemeier’s employment based on the number of months elapsed since the immediately preceding vesting date (or, if none, since the grant date) of such award, as well as the continuation of outstanding stock options, until the earlier of one year after the date of termination of his employment or the original expiration date of the options; and (vi) payment for one year of outplacement services up to $20,000. However, if Mr. Abkemeier terminates his employment as described above before January 3, 2020, the Severance Period shall be limited to the greater of (A) six months or (B) the number of monthly anniversaries after January 3, 2019 he remained employed.

(b) Change of Control. If, within two years following a Change in Control, Mr. Abkemeier (x) terminates his employment for Good Reason, (y) has his employment terminated by the Company without Cause, or (z) terminates his employment upon the Company’s failure to renew the Employment Agreement, then he is entitled to receive the same benefits he would have received as described above under “No Change in Control” except that (i) the payment of his annual base salary shall be for the period equal to the greater of 18 months or the sum of four weeks for each full year of continuous service that Mr. Abkemeier has with the Company (or the greater of (A) nine months or (B) the product of 1.5 multiplied by the number of monthly anniversaries after January 3, 2019 he remained employed if his employment is terminated as described herein prior to January 3, 2020) (the “Change in Control Severance Period”), (ii) Mr. Abkemeier’s health care plan coverage at active employee rates shall continue for the Change in Control Severance Period and (iii) Mr. Abkemeier’s outstanding unvested options, restricted stock and other equity-based awards that would have vested solely based on his continued employment will vest in full.

(c) For Cause. If the Company terminates Mr. Abkemeier’s employment for Cause or Mr. Abkemeier terminates his employment for other than Good Reason, the Employment Agreement terminates and the Company will have no further obligations to him other than to pay any accrued obligations.

5. Business Protection Agreements. Mr. Abkemeier is also bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning both customers and employees of the Company.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

10.1	Employment Agreement dated January 3, 2019, by and between Kurt J. Abkemeier and the Company

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Employment Agreement dated January 3, 2019, by and between Kurt J. Abkemeier and the Company

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: January 7, 2019